Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              LAUNDRY HOLDING CO.,

                             LAUNDRY MERGER SUB CO.

                                       and

                             LINENS 'N THINGS, INC.

                          Dated as of November 8, 2005

                          AGREEMENT AND PLAN OF MERGER


   AGREEMENT  AND PLAN OF MERGER  (this  "Agreement"),  dated as of  November 8,
2005, by and among Laundry Holding Co., a Delaware corporation ("Parent"), Laundry Merger Sub Co., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Linens 'n Things, Inc., a Delaware corporation (the "Company").


                              W I T N E S S E T H:

   WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein, (ii) approved this Agreement in accordance with the DGCL, upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company; and

   WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have unanimously approved, and the Board of Directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement providing for the Merger in accordance with the DGCL, upon the terms and subject to the conditions set forth herein.

   NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined below), the separate corporate existence of Merger Sub will thereupon cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or, to the extent permitted by applicable Law, waiver of those conditions), unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York
10178, or such other location to which the parties to this Agreement agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." "Business Day" means any day other than Saturday, Sunday or any day on which banking and savings and loan institutions in New York, New York are authorized or required by Law to be closed.

     Section 1.3 Effective Time. On the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement, and the parties shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware on the Closing Date, or at such subsequent date or time as the Company and Parent agree and specify in the Certificate of Merger. The date and time the Merger becomes effective is hereinafter referred to as the "Effective Time".

     Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Certificate of Incorporation and By-laws. At the Effective Time, the certificate of incorporation of the Company shall be amended so as to read in its entirety in the form annexed hereto as Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and applicable Law. At the Effective Time, the by-laws of the Company shall be amended so as to read in its entirety in the form annexed hereto as Exhibit B and, as so amended, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable Law.

     Section 1.6 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. Immediately after the Effective Time, Parent shall take the necessary actions to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving
Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The officers of the Surviving Corporation shall be appointed by the directors of the Surviving Corporation, each to hold office until the earlier of his or her resignation or removal.

                                   ARTICLE II

      EFFECT OF THE MERGER ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

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     (a) Each share of Common Stock,  par value $0.01 per share,  of the Company
(the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock ("Shares") to be cancelled pursuant to Section 2.1(b) (any Shares to be so cancelled, "Excluded Shares") and any Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive $28.00 in cash, without interest (the "Per Share Merger Consideration").

     (b) Each Share held in the treasury of the Company, or owned by Parent, Merger Sub or owned by any wholly owned direct or indirect Subsidiary of the Company, Parent or Merger Sub, in each case immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no consideration shall be paid with respect thereto.

     (c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     Section 2.2 Treatment of Options and Other Equity Awards. Prior to the Effective Time, the Company shall take all action necessary with respect to the Company's (i) 1996 Incentive Compensation Plan, (ii) 1996 Non-Employee Director Stock Plan, (iii) 2000 Stock Award and Incentive Plan, (iv) Broad-Based Equity Plan, (v) 2004 Stock Award and Incentive Plan and (vi) New Hire Authorization (collectively, the "Stock Plans") such that:

     (a) As of the Effective Time, each option (an "Option") granted by the Company to purchase shares of Company Common Stock that is outstanding as of immediately prior to the Effective Time, shall become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied). At the Effective Time, each Option not theretofore exercised shall be converted into the right to receive, upon the exercise thereof and payment of the applicable exercise price, an amount of cash, without interest, equal to the Per Share Merger Consideration multiplied by each share of Company Common Stock subject to such Option so exercised. Unless so exercised, each outstanding Option so converted shall, immediately following such conversion be cancelled and, if the Per Share Merger Consideration exceeds the exercise price per share of Company Common Stock under such Option, in exchange therefor, each holder thereof shall be entitled to receive, in cash, the product of (x) the total number of shares of Company Common Stock subject to such Option multiplied by (y) such excess (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less applicable Taxes, if any, required to be withheld with respect to such payment.

     (b) As of the Effective Time, each outstanding share of Company Common Stock granted under any of the Stock Plans that are subject to restrictions (each, a share of "Restricted Stock"), which have not lapsed immediately prior to the Effective Time shall become fully vested and, subject to Section 2.4, converted into the right to receive the Per Share Merger Consideration under
Section 2.1(a).

     (c) As of the Effective Time, each outstanding right to receive Company Common Stock pursuant to a stock unit award or deferred stock award under any of the Stock Plans (each a "Stock Unit") that is outstanding as of immediately prior to the Effective Time, whether or not vested, shall be cancelled and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the Per Share Merger Consideration, less applicable Taxes, if any, required to be withheld with respect to such payment.

     (d) Prior to the Effective Time, the Company shall take or cause to be taken all actions necessary to effectuate the foregoing treatment in this
Section 2.2 to the extent such treatment is not expressly provided for by the terms of the applicable Stock Plans and related award agreements.

     (e) The Company shall take such actions as are reasonably requested by Parent to ensure, as of immediately after the Effective Time, that no rights to acquire equity in the Company granted under Stock Plans exist or remain outstanding.

     Section 2.3 Adjustment of Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Per Share Merger Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration or other dependent item, subject to further adjustment in accordance with this sentence.

     Section 2.4 Dissenting Shares.

     (a) Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Per Share Merger Consideration without any interest thereon in accordance with the terms of Section 2.5.

     (b) The Company shall give Parent (i) prompt notice of any notice received by the Company of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of appraisal rights or offer to settle or settle any such rights.

     Section 2.5 Payment and Exchange of Certificates.

     (a) Following the date of this Agreement and in any event not less than three Business Days prior to the mailing of the Proxy Statement to the stockholders of the Company, Parent or Merger Sub shall designate a bank or trust company reasonably acceptable to the Company to act as Paying Agent in connection with the Merger (the "Paying Agent"). At or prior to the Effective Time, Parent will provide to, or cause the Surviving Corporation to provide to, and shall deposit in trust with, the Paying Agent, in accordance with an agreement to be entered into between the Paying Agent and Parent reasonably satisfactory in form and substance to Parent, the aggregate consideration to which stockholders of the Company become entitled under this Article II. Until used for that purpose, the funds shall be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poor's Corporation, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the SEC or otherwise); provided that no such investment or losses thereon shall affect the Per Share Merger Consideration payable to former stockholders of the Company, and, in the event that the net amount of such investments or losses result in such funds being less than the aggregate amount required to be paid to former holders of Shares not known to be Dissenting Shares, Parent shall promptly provide, or shall cause the Surviving Corporation to promptly provide, additional funds to the Paying Agent in the net amount of any such losses. Any interest resulting from such investments shall be promptly paid to Parent.

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of Company Common Stock immediately prior to the Effective Time, whose shares were converted pursuant to this Article II into the right to receive the Per Share Merger Consideration, (i) a form of letter of transmittal for use in effecting the surrender of stock certificates which immediately prior to the Effective Time represented Company Common Stock (each, a "Certificate") in order to receive payment of the Per Share Merger Consideration (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall otherwise be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Per Share Merger Consideration. When the Paying Agent receives a Certificate, together with a properly completed and executed letter of transmittal and any other required documents, the Paying Agent shall pay to the holder of the Shares formerly represented by the Certificate, or as otherwise directed in the letter of transmittal, the Per Share Merger Consideration with regard to each Share formerly represented by such Certificate, less any required Tax withholdings in accordance with Section 2.5(c) below, and the Certificate shall be cancelled. No interest shall be paid or accrued on the Per Share Merger Consideration payable upon the surrender of Certificates. If payment is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the Person who surrenders the Certificate must provide funds for payment of any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that the Tax has been paid or is not applicable. After the Effective Time, a Certificate shall represent only the right to receive the Per Share Merger Consideration in respect of the Shares formerly represented by such Certificate, without any interest thereon.

     (c) The Paying Agent may withhold from the sum payable to any Person as a result of the Merger, and pay to the appropriate Taxing Authorities, any amounts which the Paying Agent or the Surviving Corporation may be required (or may reasonably believe it is required) to withhold under the Code, or any provision of state, local or foreign Tax Law. Any sum which is withheld and paid to a Taxing Authority as permitted by this Section 2.5 will be deemed to have been paid to the Person with regard to whom it is withheld.

     (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Per Share Merger Consideration payable in respect of the Shares formerly represented by the Certificate pursuant to this Article II.

     (e) At any time which is more than 180 days after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been deposited with the Paying Agent and have not been disbursed in accordance with this Article II (including, without limitation, interest and other income received by the Paying Agent in respect of the funds made available to it), and after the funds have been delivered to Parent, Persons entitled to payment in accordance with this Article II shall be entitled to look solely to Parent (subject to abandoned property, escheat or other similar Laws) for payment of the Per Share Merger Consideration upon surrender of the Certificates held by them, without any interest thereon. Any Per Share Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any Liens, claims or interest of any Person previously entitled thereto. Neither the Surviving Corporation, Parent nor the Paying Agent will be liable to any Person entitled to payment under this Article II for any consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the funds deposited with the Paying Agent pursuant to Section 2.5(a) as consideration for Shares that become Dissenting Shares shall be delivered to Parent on demand.

     (f) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be cancelled and exchanged for the Per Share Merger Consideration in respect of the Shares formerly represented thereby.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company hereby represents and warrants to Parent and Merger Sub:

     Section 3.1 Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the analogous constitutive and governing documents of the Company Subsidiaries, each as amended to the date of this Agreement, and as so made available are in full force and effect, and no other such documents are binding upon the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of any such document.

     Section 3.2 Subsidiaries. All outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company (collectively, the "Company Subsidiaries" and, together with the Company, the "Company Entities")
(i) have been validly issued and are fully paid and nonassessable and (ii) are free and clear of all Liens other than Permitted Liens. Except as set forth in
Section 3.2 of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), all outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company. Section 3.2 of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary and its jurisdiction of incorporation or organization. Except for the Company Subsidiaries, the Company does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other Person.

     Section 3.3 Capital Structure.

     (a) As of November 7, 2005, the authorized capital stock of the Company consisted of 135,000,000 shares of Company Common Stock and 1,000,000 shares of the Company preferred stock, $0.01 par value ("Company Preferred Stock"). As of November 7, 2005, there were 45,383,816 shares of Company Common Stock issued and outstanding, no shares of Company Preferred Stock outstanding and 262,238 shares of Company Common Stock held in the Company's treasury. As of the date of this Agreement, no shares of Company Common Stock or Company Preferred Stock are reserved for issuance, except for shares of Company Common Stock reserved for issuance upon the exercise of outstanding Options and vesting or other termination of restrictions on Stock Units granted pursuant to the Stock Plans. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. No Company Subsidiary owns any shares of Company Common Stock.

     (b) Except as set forth in Section 3.3(b) of the Company Disclosure Letter and referred to in Section 3.3(a), as of the date of this Agreement, (1) there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of the Company, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Company Subsidiary, or (iii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary and (2) there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary. Except for the Stock Units granted pursuant to the Stock Plans (which Stock Units are set forth in Section 3.3(b) of the Company Disclosure Letter) and except for any obligations the Company may have to acquire Stock Unit shares upon vesting to satisfy tax withholding obligations related thereto, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Common Stock or other capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of the Company or any Company Subsidiary or affiliate or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other person, nor has the Company or any Company Subsidiary granted or agreed to grant to any person any stock appreciation rights or similar equity-based rights. Except as permitted by this Agreement, following the Merger neither the Company nor any Company Subsidiary nor the Surviving Corporation will have any obligation to issue, transfer or sell any shares of its capital stock or other equity interest pursuant to any employee benefit plan or otherwise.

     (c) Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of all Options that are issued and outstanding as of the date hereof, including with respect to each such Option the holder thereof, the number of Shares for which such Option is exercisable, the grant date, expiration date, exercise price and the Stock Plan pursuant to which such Option was issued.

     (d) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of or other equity interest in the Company or any Company Subsidiary.

     (e) CVS Corporation is no longer a "Principal Stockholder" and the "CVS Group" owns less than 5% of the "Voting Power", with each such term being used as defined in the certificate of incorporation of the Company.

     Section 3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. The Board of Directors of the Company has unanimously, by resolutions duly adopted at a meeting duly called and held, (i) duly and validly approved and declared advisable this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and (iii) resolved to recommend to such stockholders that they vote in favor of the adoption and approval of this Agreement and the Merger and the other transactions contemplated hereby.

     Section 3.5 Non-Contravention; Consents and Approvals. Except as set forth in Section 3.5 of the Company Disclosure Letter:

     (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws or analogous constitutive or governing documents (the "Charter Documents") of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, Lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), conflict with or violate any judgment, order, decree or Law applicable to any of the Company Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect and that would not prevent or materially delay consummation of the Merger.

     (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") or any third party is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
(iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or filing under any other applicable foreign competition or investment law, including without limitation notification under the Competition Act, R.S.C. 1985, c. C-34, as amended (the "Competition Act (Canada)") or Investment Canada Act, R.S. 1985, c. 28 (1st Supp.), as amended (the "Investment Canada Act"); (iv) notifications to the NYSE; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect and that would not prevent or materially delay consummation of the Merger.

     Section 3.6 SEC Reports and Financial Statements; Comparable Net Sales.

     (a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, supplements and amendments thereto) required to be filed by it with the SEC since December 31, 2002 (collectively, with any amendments thereto, the "SEC Reports"), each of which, including any financial statements or schedules included therein, as finally amended prior to the date hereof, has complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, each as in effect on the date so filed. None of the SEC Reports contained, when filed as finally amended prior to the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.6(a) of the Company Disclosure Letter, as of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the SEC Reports. Except as set forth in Section 3.6(a) of the Company Disclosure Letter, each of (i) the consolidated balance sheets included in the SEC Reports (including the related notes and schedules) were prepared from and in accordance with the books and records of the Company and the Company Subsidiaries and in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered and fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and (ii) the related consolidated statements of earnings, cash flows and stockholders' equity included in the SEC Reports (including any related notes and schedules) were prepared from and in accordance with the books and records of the Company and the Company Subsidiaries and in accordance with GAAP applied on a consistent basis throughout the periods covered and fairly present, in all material respects, the results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated (subject, in the case of the unaudited quarterly financial statements referenced in each of clauses (i) and
(ii), to normal recurring year-end audit adjustments and the absence of full footnote disclosure).

     (b) Section 3.6(b) of the Company Disclosure Letter sets forth the Company's comparable net sales (including the calculation methodology for such comparable net sales) for the fiscal years ending January 1, 2005, January 3, 2004 and January 1, 2003, each of which was the basis for the comparable net sales percentage changes reported in the Company's Annual Report on Form 10-K for such fiscal year.

     Section 3.7 No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any Liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet or the notes thereto, except Liabilities that (i) are accrued or reserved against in the consolidated balance sheet of the Company and each Company subsidiary as of July 2, 2005 included in the SEC Reports (the "Most Recent Balance Sheet") or are set forth in the notes thereto, (ii) were incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet, (iii) are incurred pursuant to the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, "Liabilities" means any and all liabilities, indebtedness, losses, damages, obligations, claims, demands, judgments or settlements of any nature or kind, in each case whether due or to become due, accrued, absolute, contingent or otherwise.

     Section 3.8 Material Contracts. Except as set forth in Section 3.8 of the Company Disclosure Letter, except as set forth as an exhibit pursuant to Item 601(b)(10) of Regulation S-K of the SEC to the Company's SEC Reports filed prior to the date of this Agreement and except for the Leases (including any guarantees of the Leases):

     (a) As of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by any: (i) contract that would be required to be, but has not been, filed by the Company as a material contract pursuant to Item
601(b)(10) of Regulation S-K of the SEC; (ii) except as contemplated by this Agreement, written contract containing covenants of the Company or any Company Subsidiary not to compete in any line of business, industry or geographical area; (iii) written contract which creates a partnership or joint venture or similar arrangement; (iv) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of indebtedness or agreement providing for indebtedness in excess of $5,000,000, or any guaranty thereof; (v) contract or a related series of contracts (other than this Agreement) for the sale of any of its assets after the date hereof with proceeds of such sale or net book value of such assets in excess of $10,000,000; (vi) any contract that has a remaining term as of the date of this Agreement of two years or more and by its terms provides for aggregate payments over the remaining term of such contract of $2,500,000 or more; (vii) any contract which cannot be terminated on 90 days' notice without payment of any penalty or other stated obligation (excluding the particular goods or services covered by the contract) on the part of the Company or any Company Subsidiary of more than $2,000,000; or
(viii) any other contract (other than this Agreement and purchase orders for the purchase of inventory consistent with past practice and in the ordinary course of business) under which the Company and the Company Subsidiaries have made payments in excess of $25,000,000 within the last three years. Each contract described in clauses (i)-(viii) is referred to herein as a "Material Contract".

     (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in breach of or default under any Material Contract, (ii) neither the Company nor any Company Subsidiary has received any written notice or claim of default under any Material Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Material Contract (including as a result of the execution and performance of this Agreement), (iii) each of the Material Contracts is in full force and effect, and is the valid, binding and enforceable obligation of the Company and the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, and (iv) the Company and the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, have performed all respective obligations required to be performed by them to date under the Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. The Company has made available to Parent true and complete copies of each Material Contract, including all amendments thereto.

     Section 3.9 Compliance with Applicable Laws. Except as set forth in Section
3.9 of the Company Disclosure Letter:

     (a) The Company and the Company Subsidiaries are not (and have not been since December 31, 2004) in violation of any Law, and have not received any written notice of any violation of Law, in each case except for any violation or possible violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and the Company Subsidiaries have, and are (and have been since December 31, 2004) in compliance with, all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities (each, a "Permit") required to conduct their respective businesses as now being conducted, except for any such Permit, the absence of, or the non-compliance, with which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) Since the enactment of the Sarbanes-Oxley Act of 2002, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

     (c) The Company has designed, established and maintained disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act to ensure, among other things, that material information relating to the Company, including the Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.

     (d) The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Board of Directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The Company and each Company Subsidiary currently maintains a system of internal accounting controls sufficient to comply with all legal requirements applicable to financial reporting by the Company and its Subsidiaries.

     (e) As of the date hereof, to the knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting which has not been remedied in all material respects. To the Company's knowledge, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when next due.

     (f) Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any loan to, extended or maintained credit, or arranged for or maintained an extension of credit to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

     (g) None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act.

     Section 3.10 Employment Agreements and Benefit Plans. Except as set forth in Section 3.10 of the Company Disclosure Letter:

     (a) Section 3.10(a) of the Company Disclosure Letter sets forth a true and complete list of (i) each United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or with respect to which the Company or any Company Subsidiary has any liability, including each multiemployer plan (a "Multiemployer Plan") (as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "Benefit Plans") and (ii) each employment, consulting or change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (collectively, the "Employment Agreements"). The Company has made available to Parent a true and correct copy of each Benefit Plan and Employment Agreement. For purposes of this Agreement, the term "Foreign Plan" refers to each plan, agreement, arrangement or understanding that is subject to or governed by the Laws of any jurisdiction other than the United States other than any such plan, the establishment or maintenance of which is mandated by applicable Law, and that would have been treated as a Benefit Plan had it been a United States plan, agreement, arrangement or understanding.
Section 3.10(a) of the Company Disclosure Letter sets forth a true and correct list of the Foreign Plans. With respect to each Benefit Plan, Employment Agreement and Foreign Plan (collectively, the ("Employment Agreements and Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary would reasonably be expected to be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

     (b) No Benefit Plan is a (i) "defined  benefit  plan" within the meaning of section 414(j) of the Code, or (ii) a Multiemployer Plan. No Foreign Plan is, or has been in the preceding five years, a "defined benefit plan" within the meaning of applicable Canadian federal or provincial pension standards.

     (c) Each Benefit Plan (other than a Multiemployer Plan) is in compliance with, and has been administered in accordance with, its terms, all applicable Laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures to administer any Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect. Each Benefit Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Benefit Plan or the exempt status of any related trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect. All trusts providing funding for Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Benefit Plans, have been operated and administered in compliance with all applicable requirements, except where a failure to comply with such requirements would not reasonably be expected to have or result in a Material Adverse Effect. Each Foreign Plan is in compliance with, and has been administered in accordance with, its terms and applicable Laws, except for any failures so to administer any Foreign Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

     (d) No Benefit Plan (other than a Multiemployer Plan) or Foreign Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and the Company and the Company Subsidiaries have reserved all rights necessary to amend or terminate each of the Benefit Plans without the consent of any other person.

     (e) The consummation of the transactions contemplated by this Agreement (including obtaining Stockholder Approval) will not, either alone or in combination with another event, entitle any current or former employee, officer or director of the Company or the Company Subsidiaries to severance pay, unemployment compensation or any other payment or benefit or the acceleration, vesting or funding (through grantor trust or otherwise) of any benefit.

     (f) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would reasonably be likely to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement, including obtaining Stockholder Approval (either alone or in combination with other events). None of the Employment Agreements and Plans provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

     (g) With respect to each Benefit Plan (other than a Multiemployer Plan) and each Foreign Plan, the Company has delivered or made available to Parent a true and complete copy of: (i) each writing constituting a part of such Benefit Plan, including all Benefit Plan documents and trust agreements; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any;
(iii) the most recent annual financial report, if any; (iv) the most recent actuarial report, if any; (v) the most recent summary plan description and any summaries of material modification, if any, and (vi) the most recent determination letter from the Internal Revenue Service, if any.

     (h) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Benefit Plans or Foreign Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or Foreign Plans or the assets of any of the trusts under any of the Benefit Plans or Foreign Plans.

     (i) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any Company Subsidiary under Title IV of ERISA to any party with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other plan presently or heretofore maintained or contributed to by any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) that includes, or at any time included the Company or any Affiliate thereof, or any predecessor of the foregoing (an "ERISA Affiliate"), other than for premiums payable to the PBGC under Title IV of ERISA.

     (j) Neither the Company, any Company Subsidiary nor any ERISA Affiliate has incurred any liability for any tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (1) of ERISA, and no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto).

     Section 3.11 Taxes. Except as set forth in Section 3.11 of the Company Disclosure Letter: (a) the Company and each Company Subsidiary has filed all Tax Returns required to be filed, and all such returns are complete and accurate, other than such Tax Returns, the failure of which to file or the inaccuracy of which has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) the Most Recent Balance Sheet reflects an adequate reserve in accordance with GAAP (the "Tax Reserve") for all Taxes for which the Company or any Company Subsidiary may be liable for all taxable periods and portions thereof through the date thereof; (c) the Company and each Company Subsidiary has paid all Taxes due, except for Taxes as to which the Tax Reserve is adequate; (d) there are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, other than Liens for Taxes not yet due or Liens for Taxes as to which the Tax Reserve is adequate; (e) neither the Company nor any of the Company Subsidiaries has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law) or as a transferee or successor, by contract, or otherwise, except for Taxes as to which the Tax Reserve is adequate; (f) neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (g) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that have not been paid, except for deficiencies as to which the Tax Reserve is adequate, and there is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any Company Subsidiary; (h) the Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except for Taxes as to which the Tax Reserve is adequate; (i) since December 2, 1996 (the "Spin-Off Date") neither the Company nor any Company Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or
Section 361 of the Code; (j) neither the Company nor any Company Subsidiary has participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or a "potentially abusive tax shelter" within the meaning (prior to its amendment by the American Jobs Creation Act of 2004) of
Section 6112(b) of the Code; (k) the consolidated federal income Tax Returns of the Company have been examined and such examinations have been completed with respect to all taxable years through and including 2000; (l) neither the Company nor any Company Subsidiary has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Company Subsidiary with respect to a taxable period for which the statute of limitations is still open, or (ii) except with respect to extensions attributable to the statute of limitations in connection with sales and use Taxes and state income Taxes, in either case for which the corresponding Tax Reserve is adequate, granted any consent to extend any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, in either case, that is still outstanding; and (m) since the Spin-Off Date neither the Company nor any Company Subsidiary is or has ever been a member of any affiliated, combined, consolidated, unitary or similar Tax group that included any member other than the Company or a Company Subsidiary.

     Section 3.12 Environmental Matters.

     (a) Except where failure to hold or noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect, the Company Entities hold all Environmental Permits required under applicable Environmental Laws and are and have been for the past five years in compliance with all applicable Environmental Laws and Environmental Permits.

     (b) There are no Environmental Claims pending against the Company or any Company Subsidiary, except for matters that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

     (c) The Company has made available to Parent all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results in the possession, custody or control of the Company Entities or any legal advisors thereto relating to (i) the Company Entities' present compliance or noncompliance within the past five years with Environmental Laws and Environmental Permits, and (ii) Environmental Conditions on, under or about any of the properties owned, leased or operated by any of the Company Entities for which any of the Company Entities may be responsible or liable as a result of a written Environmental Claim, which, in the case of both clause (i) and clause (ii) above, would reasonably be expected to have or result in a Material Adverse Effect.

     (d) Within the past five years, none of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous list, schedule, inventory or database, except where the potential liability would not reasonably be expected to have or result in a Material Adverse Effect.

     (e) None of the Company or the Company Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws, except for such liabilities that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (f) Except as set forth in Section 3.12 of the Company Disclosure Letter, there has been no release or threatened release of Hazardous Substances that would be reasonably expected to cause Liability to the Company or any Company Subsidiary under applicable Environmental Laws at any current or former property owned or operated by the Company or any Company Subsidiary or any predecessor thereof or any off-site facility to which the Company or any Company Subsidiary or any predecessor thereto shipped Hazardous Substances for treatment, storage, handling or disposal, except where the potential Liability would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     (g)   Consummation  of  the  Merger  will  not  require   approval  by  any
Governmental Entity under New Jersey's Industrial Site Recovery Act.

     (h) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.12 are the only representations and warranties in this Agreement with respect to Environmental Laws or Hazardous Substances.

          (i) As used in this Agreement:

          (i) the term "Environment" means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality;

          (ii) the term "Environmental Claim" means any written demand, suit, action, proceeding, order, investigation or notice to any of the Company Entities by any person alleging any potential liability under any Environmental Law;

          (iii) the term "Environmental Laws" means all Laws relating to pollution or protection of the Environment; emissions, discharges, Releases or threatened Releases of Hazardous Substances; threats to human health or ecological resources arising from exposure to Hazardous Substances; or the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances; "Environmental Laws" also include those portions of Laws relating to workplace health and safety that address any of the matters set forth above;

          (iv) the term "Hazardous Substance" means any chemical, substance or waste that is regulated under any Environmental Law as toxic, hazardous or radioactive or as a pollutant or a contaminant and any substance that is or contains asbestos which may become friable, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), mold, petroleum or petroleum products, including without limitation crude oil and any fractions thereof, natural gas, synthetic gas and any mixture thereof, leaded paints or radon gas;

          (v) the term "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping, emptying, migrating, placing or otherwise entering into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances);

          (vi) the term "Environmental Condition" means any contamination, damage, injury or other condition related to Hazardous Substances and includes any present or former Hazardous Substance treatment, storage, or disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, materials containing asbestos which may become friable, lead paint or PCB-containing materials; and

          (vii) the term "Environmental Permit" means all Permits required by any Governmental Entity in connection with any Environmental Law, including without limitation all consent orders and binding agreements issued or entered into by any Governmental Entity, and the timely submission of applications for Permits, as required under Environmental Laws.

     Section 3.13 Labor Matters. Except as set forth in Section 3.13 of the Company Disclosure Letter: (a) neither the Company nor any Company Subsidiary is a party to or bound by any contract, collective bargaining agreement or works council agreement with any labor or similar organization; (b) there are no pending organizational activities or demands in writing for recognition or certification by a labor organization seeking to represent employees of the Company or any Company Subsidiary; (c) there is no pending labor dispute, strike or work stoppage against the Company or Company Subsidiaries; (d) there are no charges, appeals or Actions against the Company or any Company Subsidiary pending before or by the Equal Employment Opportunity Commission, the Department of Labor, Occupational Safety and Health Administration, the National Labor Relations Board or any other comparable Governmental Entity which are material to the Company and the Company Subsidiaries taken as a whole; (e) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Company Subsidiary has received notice during the past year of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of or affecting the Company or a Company Subsidiary; (f) there are no outstanding material assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing by the Company or Company Subsidiaries pursuant to any workplace safety and insurance Laws which are material to the Company and the Subsidiaries taken as a whole; (g) neither the Company nor any Company Subsidiary has been reassessed in any material respect under such Laws during the past year; (h) there are no claims which are reasonably likely to materially affect the accident cost experience of the Company or any Company Subsidiary; and (i) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, occupational health and safety, pay equity, wages, hours and terms and conditions of employment.

     Section 3.14 Intellectual Property.

     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries own all right, title, and interest in, or have the right to use, pursuant to a license or otherwise, in each case, free and clear of all Liens except Permitted Liens, all Intellectual Property required to operate their respective businesses as presently conducted (the "Company Intellectual Property"). Section 3.14 of the Company Disclosure Letter lists all registrations and applications for Company Intellectual Property owned by the Company and the Company Subsidiaries, and all such registrations and applications are subsisting and unexpired. As of the date hereof, except as set forth in Section 3.14 of the Company Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary has received any written notice of any claims or threatened Actions alleging a violation, misappropriation or infringement of the Intellectual Property of any other Person, except for any of the foregoing that have since been finally resolved;
(ii) the operation of the business of the Company and each Company Subsidiary as currently conducted, and the Company Intellectual Property, do not violate, misappropriate or infringe the Intellectual Property of any other Person; (iii) no other Person has violated, misappropriated or infringed the Company Intellectual Property owned by the Company or any Company Subsidiary; (iv) there are no Actions pending or, to the Company's knowledge, threatened in writing, challenging the ownership, enforceability, validity or use of any Company Intellectual Property owned by the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries take and have taken commercially reasonable actions to maintain and preserve their material Company Intellectual Property.

     (b) As used herein, "Intellectual Property" means all United States or foreign intellectual property, including (i) inventions, patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, (ii) trademarks, service marks, logos, trade names, corporate names, domain names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and copyrightable works and all applications, registrations and renewals in connection therewith, (iv) trade secrets and confidential business information, whether or not subject to statutory registration (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) computer software (including source code, databases and related documentation), (vi) other proprietary rights whether now known or hereafter recognized in any jurisdiction, (vii) copies and tangible embodiments of all of the foregoing, as well as related documentation in whatever form or medium, and (viii) the right to sue for infringement and past payment, if any, in connection with any of the foregoing.

     Section 3.15 Absence of Certain  Changes or Events.  Except as set forth in
Section 3.15 of the Company Disclosure Letter, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since July 2, 2005:

     (a) the Company has conducted its operations in all material respects in the ordinary course consistent with past practice;

     (b) there has not been a Material Adverse Effect, or any change, effect, event, occurrence or state of facts that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (c) the Company has not (A) declared, set aside or paid any dividends on, or made any other distributions in respect of, any of its capital stock other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (B) split, combined or reclassified any of its capital stock, or (C) except as required pursuant to agreements entered into with respect to the Stock Plans, purchased, redeemed or otherwise acquired any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (d) the Company has not issued or authorized the issuance of, delivered or sold any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (A) as required pursuant to Employment Agreements and Plans in effect on the date of this Agreement and set forth in the Company Disclosure Letter and (B) the issuance of shares of Company Common Stock upon the exercise of the Options set forth on Section 3.3 of the Company Disclosure Letter under the Stock Plans or in connection with other awards or issuances of Common Stock under the Stock Plans, in any such case, outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement;

     (e) the Company has not amended its Charter Documents;

     (f) the Company has not incurred any long-term or short-term indebtedness for borrowed money other than pursuant to its credit agreements in effect at the time, or indebtedness incurred in the ordinary course of business consistent with past practice under uncommitted lines of credit;

     (g) the Company has not changed the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or any Governmental Entity;

     (h) the Company has not acquired by merging or consolidating with, by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired any assets that are material, individually or in the aggregate, to the Company Entities, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice and (B) items reflected in the capital plan of the Company previously made available to Parent;

     (i) the Company has not made any loans, advances or capital contributions to, or investments in, any other person, except for (A) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, (B) employee advances for expenses in the ordinary course of business consistent with past practice, (C) ordinary course proprietary credit card transactions consistent with past practice or (D) loans or advances which are immaterial in amount, both individually and in the aggregate;

     (j) the Company has not (A) filed any material Tax Return or claim for refund with any taxing authority; (B) made, revoked or changed a material Tax election with respect to the Company or any Company Subsidiary; (C) changed a material method of reporting income or deductions for Tax purposes with respect to the Company or any Company Subsidiary; (D) consented to extend the period of limitations for the payment or assessment of any Tax with respect to the Company or any Company Subsidiary; or (E) settled or compromised any material Tax liability or refund of the Company or any Company Subsidiary; and

     (k) the Company has not made, authorized or entered into any commitment with respect to any capital expenditure, other than as provided for in the capital plan of the Company attached in Section 3.15 of the Company Disclosure Letter.

     Section 3.16 Voting Requirements. The affirmative vote at the Stockholders Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the other transactions contemplated hereby (collectively, the "Stockholder Approval").

     Section 3.17 State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition," "business combination" or other anti-takeover Law (each, a "Takeover Statute") (with the exception of Section 203 of the DGCL) is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.8, the action of the Board of Directors of the Company in approving this Agreement, the Merger and the other transactions contemplated hereby is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

     Section 3.18 Opinion of Financial Advisor. The Company has received a written opinion (or oral opinion to be confirmed in writing) of Credit Suisse First Boston LLC (the "Company Financial Advisor"), dated as of the date hereof, that, as of the date of such opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. A true and complete copy of the Company Financial Advisor's written opinion has been, or promptly, and in any event within two Business Days, will be, provided to Parent solely for informational purposes.

     Section 3.19 Brokers. Except as set forth in Section 3.19 of the Company Disclosure Letter, and except for the Company Financial Advisor and Lehman Brothers Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.20 Absence of Litigation. Except as set forth in Section 3.20 of the Company Disclosure Letter, there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Entity or arbitrator other than any such Action that (i) does not involve, in any individual case, a claim for monetary damages in excess of $2,500,000, (ii) would not prohibit or materially restrict the Company and any Company Subsidiary from operating their business as they have historically, and (iii) would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no executive officer or director of the Company or any Company Subsidiary is a defendant in any Action in connection with his or her status as an executive officer or director of the Company or any Company Subsidiary. As of the date of this Agreement, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to (i) any order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or (ii) any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity, except (in the case of (i) or (ii) for those that would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no SEC legal actions, audits, inquiries or investigations, other governmental actions, audits, inquiries or investigations by other Governmental Entities or material internal investigations pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary or any malfeasance by any executive officer of the Company.

     Section 3.21 Suppliers and Vendors. Set forth on Section 3.21 of the Company Disclosure Letter is a true and complete list of the 20 largest suppliers and vendors, by amounts expended over the twelve months immediately preceding (and including) the most recently completed month preceding the date of this Agreement, of the Company and the Company Subsidiaries. Except as set forth in Section 3.21 of the Company Disclosure Letter, as of the date of this Agreement there is no actual or, to the knowledge of the Company, threatened termination or cancellation in the business relationship between the Company and the Company Subsidiaries, on one hand, and such suppliers and vendors on the other, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.22 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting or at the date of any amendment thereof or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the date it is first mailed to stockholders and at the time of the Stockholders Meeting, comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representations or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective representatives specifically for inclusion or incorporation by reference in the Proxy Statement.

     Section 3.23 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company and the Company Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks the management of the Company reasonably has determined to be prudent, taking  into  account  the  industries  in which  the  Company  and the  Company
Subsidiaries operate, (b) neither the Company nor any of the Company Subsidiaries is in breach or default, and neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action which, with or without notice or lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, (c) to the knowledge of the Company no insurer or any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of the Company, there are no claims that have been denied, rejected, questioned or disputed by any insurer or as to which any insurer has reserved its rights under an insurance policy that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.24 Real Property.

     (a) Section 3.24(a) of the Company Disclosure Letter contains a true, correct and complete list of all real property owned by the Company or the Company Subsidiaries (together with all improvements thereon and all easements, rights of way, appurtenances, zoning, water, timber, gas, mineral and similar rights relating thereto, the "Owned Real Property"). Except as set forth in
Section 3.24(a) of the Company Disclosure Letter, (i) the Company or the applicable Company Subsidiary owns good and marketable title to the Owned Real Property in fee subject to no Liens except Permitted Liens, and (ii) neither the Company nor any Company Subsidiary has leased all or any significant portion of any Owned Real Property.

     (b) Section 3.24(b) of the Company Disclosure Letter lists all Leases (including without limitation all material modifications or amendments thereto). Except as set forth in Section 3.24(b) of the Company Disclosure Letter, with respect to each Lease: (i) the Company or a Company Subsidiary is the tenant named under the Lease, (ii) neither the Company nor any Company Subsidiary has assigned, sublet or encumbered any interest in such Lease and, to the knowledge of the Company, there are no Liens thereon, and (iii) the Lease and related documents listed in Section 3.24(b) of the Company Disclosure Letter represent the only material agreements between the parties thereto with respect to the subject matter thereof.

     (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary has received any written notice or claim of default under any Lease or any written notice of an intention to terminate or challenge the validity or enforceability of any Lease (including as a result of the execution and performance of this Agreement), (ii) each of the Leases is in full force and effect, and is the valid, binding and enforceable obligation of the Company and the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, (iii) the Company and the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, have performed all respective obligations required to be performed by them to date under the Leases and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, (iv) no landlord or tenant under any Lease has exercised any option or right to cancel or terminate such Lease or shorten or lengthen the term thereof, lease additional premises, reduce, relocate or expand the premises or purchase any property, and (v) except for restrictions that (A) are applicable only to the store covered by the Lease and (B) do not materially adversely affect the business of the store to which they apply, no Lease contains any covenant of the Company or any Company subsidiary not to compete in any line of business, industry or geographical area. The Company has made available to Parent true and complete copies of each Lease, including all amendments thereto and documents respecting the exercise or waiver of a material right thereunder, except for those Leases identified in Section 3.24(b) of the Company Disclosure Letter as Leases for which documentation is or may be incomplete, as to which the Company has made available to Parent an accurate summary of the material terms of such Leases.

     (d) Section 3.24(d) of the Company Disclosure Letter sets forth a true and complete list of all agreements between the Company or any of its Subsidiaries and any broker or finder and the Company property relating to such broker or finder. Except in accordance with such agreements, neither the Company nor any Company Subsidiary owes or will owe any material brokerage commissions or finders fees with respect to any Lease or any renewal or extension thereof or the exercise of any right or option thereunder, and none of such commissions or fees payable pursuant to such agreements would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.25 Assets. The Company and each Company Subsidiary has good and marketable title to, or valid leasehold interests in, all of its material properties and assets (other than the Owned Real Property and Leases, as to which the sole representations and warranties concerning title are set forth in
Section 3.24), free and clear of all Liens other than Permitted Liens.

     Section 3.26 Affiliate Transactions. Except as disclosed in the Company's SEC Reports filed prior to the date of this Agreement or set forth in Section
3.26 of the Company Disclosure Letter, no executive officer or director of the Company or any Company Subsidiary or any person who beneficially owns 5% or more of the Company Common Stock (or any of such person's immediate family members or affiliates) is a party to any contract with or binding upon the Company or any Company Subsidiary or any of their respective properties or assets or has any material interest in any material property owned by the Company or any Company Subsidiary or has engaged in any material transaction with any of the foregoing within the last twelve months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.27 No Other Representations or Warranties.

     (a) Except for the representations and warranties contained in this Article III, Parent acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent. Except in the case of fraud or willful misrepresentation, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or any other Person resulting from the distribution to Parent, or use by Parent of, any such information, including any information, documents, projections, forecasts or other material made available to Parent in certain "data rooms", confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement.

     (b) In connection with investigation by Parent of the Company and the Company Subsidiaries, Parent has received or may receive from the Company and/or the Company Subsidiaries certain projections, forward-looking statements and other forecasts and certain future business plan information. Parent acknowledges that there are uncertainties inherent in attempting to make such, projections, statements, and other forecasts and future plans, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all, projections, forward-looking statements and other forecasts and future plans so furnished to it (including the reasonableness of the assumptions underlying such projections, statements, forecasts or future plans), and that, except as set forth in this
Article III, absent fraud or willful misrepresentation, Parent shall have no claim against anyone with respect thereto. Accordingly, Parent acknowledges that the Company makes no representation or warranty with respect to such projections, forward-looking statements, forecasts or future plans (including the reasonableness of the assumptions underlying such projections, statements, forecasts or future plans).

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), each of Parent and Merger Sub hereby jointly and severally represents and warrants to the Company:

     Section 4.1 Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized.

     Section 4.2 Authority.

     (a) Each of Parent and Merger Sub has all requisite corporate power and authority, as applicable, to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively (subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub by written consent in lieu of a meeting, which adoption will occur promptly after the execution and delivery of this Agreement).

     (b) This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     Section 4.3 Non-Contravention; Consents and Approvals.

     (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the Charter Documents of Parent or any subsidiary of Parent (collectively, the "Parent Subsidiaries" and, together with Parent, the "Parent Entities"), (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Parent Entities under, any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Parent Entities or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b), conflict with or violate any judgment, order, decree or Law applicable to any of the Parent Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not prevent or materially delay consummation of the Merger.

     (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or any third party is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except for: (i) the filing with the SEC of the Proxy Statement; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of a premerger notification and report form by Parent under the HSR Act or filing under any other applicable foreign competition or investment Law; and
(iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not prevent or materially delay consummation of the Merger.

     Section 4.4 Financing. Parent has delivered to the Company true and complete copies of the Debt Commitment Letter, dated as of the date hereof, by and among UBS Loan Finance LLC ("UBS Loan"), UBS Securities LLC ("UBS Securities"), Bear, Stearns & Co., Inc. ("Bear"), Bear Stearns Corporate Lending, Inc. ("Bear Lending"), Parent and Merger Sub (the "ABL Letter") and the Debt Commitment Letter, dated as of the date hereof, by and among UBS Loan, UBS Securities, Bear, Bear Lending, Parent and Merger Sub (the "Bridge Letter" and collectively with the ABL Letter, the "Debt Commitment Letters") and the commitment letter, dated as of the date hereof, between Merger Sub and Apollo Management V, L.P., the commitment letter, dated as of the date hereof, between Merger Sub and Silver Point Capital Fund Investments LLC and the commitment letter, dated as of the date hereof, between Merger Sub and NRDC Real Estate Advisors I LLC (collectively, the "Equity Commitment Letters" and, together with the Debt Commitment Letters, the "Commitment Letters"; the financing to be provided thereunder is referred to herein as the "Financing"). The aggregate proceeds of the Financing are in an amount sufficient to consummate the transactions contemplated hereby, including to pay the aggregate Per Share Merger Consideration, to pay the amounts required under Section 2.2, and to pay all related fees and expenses. As of the date hereof, none of the Financing Agreements has been withdrawn, and there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than those set forth in the Commitment Letters.

     Section 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.6 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary for which the Company could have any liability if the Closing does not occur.

     Section 4.7 Merger Sub. Merger Sub is a duly incorporated, validly existing direct, wholly owned Delaware subsidiary of Parent, was formed for the purpose of engaging in the transactions contemplated by this Agreement, does not have any subsidiaries and has not undertaken any business or other activities other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

     Section 4.8 Company Stock. Except as set forth in Section 4.8 of the Parent Disclosure Letter, neither Parent nor Merger Sub is, and at no time during the last three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

                                   ARTICLE V


                            COVENANTS OF THE PARTIES

     Section 5.1 Conduct of Business.

     (a) Conduct of Business by the Company. Except as set forth in Section 5.1(a) of the Company Disclosure Letter, except as otherwise specifically required by this Agreement or except as consented to in writing by Parent or Merger Sub, during the period from the date of this Agreement to the Effective Time (the "Interim Period"), the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Section 5.1(a) of the Company Disclosure Letter, except as otherwise specifically required by this Agreement or except as consented to in writing by Parent or Merger Sub, during the Interim Period, the Company shall not and shall not permit any Company Subsidiary to:

          (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or take any other action that would require an adjustment of the Per Share Merger Consideration pursuant to Section 2.3, or (C) except as required pursuant to agreements entered into with respect to the Stock Plans that are in effect on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue or authorize the issuance of, deliver or sell any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (A) as required pursuant to Employment Agreements and Plans in effect on the date of this Agreement and set forth in the Company Disclosure Letter, or (B) the issuance of shares of Company Common Stock upon the exercise of the Options set forth on Section 3.3 of the Company Disclosure Letter under the Stock Plans or in connection with other awards or issuances of Common Stock under the Stock Plans, in any such case, outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement;

          (iii) amend its Charter Documents;

          (iv) except as consented to in writing by Parent or Merger Sub, which consent shall not be unreasonably withheld or delayed, other than sales of inventory in the ordinary course of business consistent with past practice, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its material properties or material assets;

          (v) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur any short-term indebtedness other than indebtedness incurred in the ordinary course of business consistent with past practice under lines of credit existing on the date of this Agreement;

          (vi) except as consented to in writing by Parent or Merger Sub which consent shall not be unreasonably withheld or delayed, (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director or consultant of the Company or any Company Subsidiary; (B) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any officer or employee of the Company or any Company Subsidiary, other than compensation increases for non-officers in the ordinary course of business consistent with past practice; (C) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any of the Employment Agreements and Plans; (D) enter into or amend any employment, bonus, severance, change in control, retention agreement or any similar agreement or any collective bargaining agreement or grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (E) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any of the outstanding Employment Agreements and Plans;

          (vii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or any Governmental Entity;

          (viii) (A) file any material Tax Return or claim for refund with any taxing authority without prior consultation with Parent; (B) make, revoke or change a material Tax election with respect to the Company or any Company Subsidiary; (C) change a material method of reporting income or deductions for Tax purposes with respect to the Company or any Company Subsidiary; (D) consent to extend the period of limitations for the payment or assessment of any Tax with respect to the Company or any Company Subsidiary; or (E) settle or compromise any material Tax liability or refund of the Company or any Company Subsidiary;

          (ix) acquire by merging or consolidating with, by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets that are material, individually or in the aggregate, to the Company Entities, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice and (B) items reflected in the capital plan of the Company previously made available to Parent;

          (x) except as consented to in writing by Parent or Merger Sub, which consent shall not be unreasonably withheld or delayed, satisfy, discharge, waive or settle any material claims or Liabilities, including any Action, other than in the ordinary course of business consistent with past practice;

          (xi) make any loans, advances or capital contributions to, or investments in, any other person, except for (A) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, (B) employee advances for expenses in the ordinary course of business consistent with past practice, or
(C) ordinary course proprietary credit card transactions consistent with past practice;

          (xii) except as consented to in writing by Parent or Merger Sub, which consent shall not be unreasonably withheld or delayed, (A) enter into any contract that would be a Material Contract if in effect on the date of this Agreement, (B) enter into any Lease that is not contemplated by the Company's current budget, a true and complete copy of which is attached in Schedule 3.15 to Section 3.15 of the Company Disclosure Letter (the "Budget"), or (C) renew any Lease unless and until fewer than 60 days remain in the period for exercise of the applicable renewal right;

          (xiii) (A) terminate, modify, amend or exercise any right or option under any Material Contract or Lease on the date of this Agreement except as permitted under clause (xii)(C) above, (B) waive, release, relinquish or assign any right or claim of material value to the Company, or (C) cancel or forgive any material indebtedness owed to the Company or any Company Subsidiary;

          (xiv) fail to maintain in full force and effect or fail to use commercially reasonable efforts to replace or renew material insurance policies existing as of the date hereof and covering the Company and the Company Subsidiaries and their respective properties, assets and businesses;

          (xv) make, authorize or enter into any commitment with respect to any capital expenditure, other than as provided for in the Budget;

          (xvi) (i) take any action that would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Article VI or the consummation of the Merger, or (ii) take any action that has or would reasonably be expected to have a Material Adverse Effect; or

          (xvii) authorize, commit or agree to take any of the foregoing actions.

     (b) Conduct of Business by Merger Sub. During the Interim Period, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

     (c) Advice of Changes. Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on such party or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     (d) No Interference with Marketing or Pricing Decisions. Notwithstanding any provision of this Section 5.1 or any other Section of this Agreement, neither Parent nor Merger Sub shall have the right to, nor shall either take any action which might reasonably be expected to, prohibit, restrict or interfere in any way with the Company's day-to-day decisions concerning the marketing or pricing of its merchandise in the ordinary course of business consistent with past practices.

     Section 5.2 No Solicitation by the Company.

     (a) Takeover Proposal. From and after the date of this Agreement, the Company agrees that (i) it and its officers, directors and employees shall, (ii) the Company Subsidiaries and their officers, directors, and employees shall, and
(iii) it shall use its best efforts to ensure that its and the Company Subsidiaries' financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents (collectively, "Company Representatives"), immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Takeover Proposal. From and after the date of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, and it shall use its best efforts to cause each of the Company Representatives not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal, (iii) participate in any discussions or negotiations regarding, or furnish or disclose to any person (other than a party to this Agreement) any information with respect to the Company, or otherwise cooperate in any way, in connection with any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal or (iv) grant any approval pursuant to Section 203(a)(1) or 203(a)(3) of the DGCL; provided, however, that, if at any time prior to the Stockholder Approval: (A) the Company receives an unsolicited Takeover Proposal from a third party (under circumstances in which the Company has complied with the foregoing provisions of this Section 5.2(a)); (B) the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal; (C) the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that failure to do so would be a breach of its fiduciary duties under applicable law; and (D) the Company gives Parent and Merger Sub two Business Days prior written notice of the identity of such third party, the terms and conditions of such Takeover Proposal and the Company's intention to furnish information to, or participate in discussions or negotiations with the person making such Takeover Proposal, then the Company may, subject to compliance with Section 5.2(a), (i) furnish information with respect to the Company Entities to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which includes "standstill" provisions and which restricts such person no less than Parent is then restricted by the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), provided that a copy of all such information that has not previously been delivered to Parent is delivered to Parent simultaneously with delivery to such person, and (ii) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. The Company agrees that it will promptly inform the Company Subsidiaries and the Company Representatives of the obligations undertaken in this Section 5.2(a).

     (b) Definitions. As used herein, (i) "Superior Proposal" means a bona fide written Takeover Proposal from any person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 50% or more of the combined voting power of the Company then outstanding or all or substantially all of the consolidated assets of the Company that the Board of Directors of the Company determines in its good faith judgment (after consulting with the Company Financial Advisor or another nationally recognized investment banking firm), taking into account legal, regulatory, financial, timing and similar aspects of the proposal, the likelihood of obtaining any necessary financing, the consideration offered and the person making it and any break-up fees and expense reimbursement provisions proposed, (A) would be more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Takeover Proposal in accordance with the terms hereof) and (B) is reasonably capable of being consummated, and (ii) "Takeover Proposal" means any bona fide proposal, offer, indication of interest, signed agreement or completed action from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of equity securities of the Company representing 20% or more of the combined voting power of the Company, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of the Company representing 20% or more of the combined voting power of the Company, (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or (E) the acquisition, license, purchase or other disposition of the business or assets (including any capital stock or assets of any Company Subsidiary) of the Company representing 20% or more of the consolidated assets, revenues or earnings of the Company outside the ordinary course of business or inconsistent with past practice; provided, that for purposes of this Section 5.2(b), the term "Company" shall include any successor thereto.

     (c) Actions by the Company. Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw or qualify (or modify or amend in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to Parent or Merger Sub), the approval recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement (the "Company Recommendation") or take any action or make any statement, filing or release, in connection with the Stockholder Meeting or otherwise, inconsistent with the Company Recommendation, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as an "Adverse Recommendation Change") or (ii) approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.2(a)). Notwithstanding the foregoing, if, prior to the Stockholder Approval, in response to receipt of an unsolicited bona fide written Takeover Proposal, (A) the Board of Directors of the Company shall have determined in good faith, after consultation with outside counsel and the

Company Financial Advisor or another nationally recognized investment banking firm, that (i) such proposal is a Superior Proposal, and (ii) making an Adverse Recommendation Change is necessary for the Board of Directors to comply with its fiduciary duties under applicable Law, (B) the Company provides to Parent a written notice (a "Notice of Superior Proposal") (i) advising Parent that the Board of Directors of the Company has received a Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such Superior Proposal, including the amount per Share that the stockholders of the Company will receive (valuing any non-cash consideration at what the Board of Directors of the Company determines in its reasonable good faith judgment, after consultation with its independent financial advisers, to be the fair value of the non-cash consideration) and including a copy of all written materials provided to or by the Company in connection with such Superior Proposal and
(iii) identifying the person making such Superior Proposal, (C) the Company cooperates and negotiates in good faith with Parent during the three Business Day period specified in the immediately succeeding clause (D) to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Company Recommendation without an Adverse Recommendation Change, and (D) Parent does not, within three Business Days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Board of Directors of the Company determines in its reasonable good faith judgment (after consultation with a financial adviser of nationally recognized reputation) to be as favorable to the stockholders of the Company as such Superior Proposal, then the Board of Directors of the Company may make an Adverse Recommendation Change.

     (d) Notice of Takeover Proposal. From and after the date of this Agreement, the Company shall promptly (but in any event within 48 hours) advise Parent and Merger Sub of the receipt, directly or indirectly, of any inquiries, requests, discussions, negotiations or proposals relating to a Takeover Proposal, or any request for nonpublic information relating to any of the Company Entities by any person that informs the Company or any Company Representative that such person is considering making, or has made, a Takeover Proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible
Takeover Proposal. Any such notice shall be made orally and confirmed in writing, and shall set forth the terms and conditions thereof and the identity of the other party or parties involved and promptly furnish to Parent and Merger Sub a copy of any such written inquiry, request or proposal or information provided. The Company shall inform Parent on a prompt and current basis of the status, content and details of any discussions regarding, or relating to, any Takeover Proposal (including amendments and proposed amendments) and, as promptly as practicable, of any change in the price, structure or form of the consideration or material terms of and conditions regarding any such Takeover Proposal. In fulfilling its obligations under this Section 5.2(d), the Company shall provide promptly to Parent copies of all written material between the Company and the party making such Takeover Proposal.

     (e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law. Nothing contained in this Section 5.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), failure so to disclose would be a breach of its fiduciary duties under applicable Law; provided, however, that neither the Company nor the Company Board of Directors (nor any committee thereof) shall (i) recommend that the stockholders of the Company tender their Shares in connection with any such tender or exchange offer (or otherwise approve or recommend any Acquisition Proposal) or take any position under Rule 14e-2(a) other than recommending rejection of such tender or exchange offer, or (ii) make any Adverse Recommendation Change, unless in each case the requirements of Section 5.2(c) shall have been satisfied.

     Section 5.3 Preparation of Proxy Statement; Stockholders Meeting.

     (a) Proxy Statement. The Company shall, as soon as reasonably practicable following the date of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company, in connection with an Adverse Recommendation Change, may amend or supplement the Proxy Statement (including by incorporation by reference) to effect such an Adverse Recommendation Change. If at any time prior to receipt of the Stockholder Approval any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other and the parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by Law, in the disseminating the information contained in such amendment or supplement to the stockholders of the Company. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with or, if necessary, clearance from the SEC. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all reasonable comments proposed by Parent. Each of the Company and Parent shall use reasonable best efforts to ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act.

     (b) Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") in accordance with applicable Law and the Company's Charter Documents for the purpose of obtaining the Stockholder Approval and shall, subject to Section 5.2(c), (A) through the Board of Directors of the Company, recommend to its stockholders the adoption and approval of this Agreement and the Merger and the other transactions contemplated hereby and include in the Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and adoption.

     Section 5.4 Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Confidentiality Agreement, dated as of June 7, 2005, between the Company, by the Company Financial Advisor, solely as the Company's representative, and Apollo Management V, L.P. (the "Confidentiality Agreement"), the Company shall, and shall cause each of its subsidiaries to, afford to Parent and its representatives reasonable access, during normal business hours and after reasonable prior notice, during the period prior to the Effective Time, to the Company's and its subsidiaries' properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as such party may reasonably request. Parent and the Company shall hold, and shall cause their respective affiliates and representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Each party will use reasonable best efforts to minimize any disruption to the businesses of the other party and its subsidiaries which may result from the requests for access, data and information hereunder. Notwithstanding the foregoing, no investigation of the business of the Company or any Company Subsidiary shall affect any representation or warranty given by the Company hereunder.

     Section 5.5 Reasonable Best Efforts.

     (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable,
(ii) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, (iv) the obtaining of all necessary consents, approvals or waivers from third parties, including counterparties to Contracts and Leases (including those set forth in Section 3.5 of the Company Disclosure Letter) and any such consents, approvals or waivers required in connection with any divestiture, (v) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vi) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions contemplated hereby and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and Parent shall (A) duly file with the United States Federal Trade Commission

(the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") the notification and report form (the "HSR Filing") required under the HSR Act and (B) duly make all notifications and other filings required (together with the HSR Filing, the "Antitrust Filings") under any other applicable competition, merger control, antitrust or similar Law or under any foreign investment Law that the Company and Parent deem advisable or appropriate, in each case with respect to the transactions contemplated by this Agreement and within 20 Business Days of the execution of this Agreement. The Antitrust Filings shall be in substantial compliance with the requirements of the HSR Act or other Laws, as applicable. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Parent and its subsidiaries shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to assets or conduct of business arrangements as a condition to obtaining any and all approvals from any Governmental Entity for any reason in order to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by Parent and its subsidiaries, including, without limitation, taking any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other Governmental Entity, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and
(z) no other matter relating to any antitrust or competition Law or regulation, would preclude consummation of the Merger by the Outside Date. Neither party shall, nor shall it permit any of its subsidiaries or affiliates to, acquire or agree to acquire any business, person or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, would reasonably be expected to materially increase the risk of not obtaining the applicable clearance, approval or waiver from any Governmental Entity with respect to the transactions contemplated by this Agreement.

     (b) Cooperation. Each party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental
Entity: (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity relating to this Agreement or the Merger, and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and
(iii) furnish the other party with copies of all correspondence, filings, and written communications (and memoranda setting forth the substance thereof) between them and its affiliates and their respective representatives, on the one hand, and any Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the Merger. Each party shall (y) respond as promptly as practicable under the circumstances to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to this Agreement or the Merger and (z) not enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement.

     (c) No Takeover Statutes Apply. In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action reasonably necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

     (d) Financing Assistance.

     (i) Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, the Company and the Company Subsidiaries shall, and shall request each of the Company Representatives to, provide all cooperation reasonably requested by Parent in connection with the arrangement of the Financing, including (A) making available appropriate officers and employees, on reasonable advance notice, to meet with prospective lenders and investors in meetings, presentations, road shows and due diligence sessions, (B) assisting with the preparation of disclosure documents in connection therewith,
(C) requesting its independent accountants to provide reasonable assistance to Parent at Parent's expense, including requesting its independent accountants to provide consent to Parent to prepare and use their audit reports and SAS 100 reviews relating to the Company and Company Subsidiaries and to provide any necessary "comfort letters", (D) requesting its attorneys to provide reasonable assistance to Parent at Parent's expense, including requesting its attorneys to provide any necessary and customary legal opinions, (E) using reasonable best efforts to obtain landlord waivers, mortgagee waivers, bailee acknowledgements and other similar third-party documents required by the financiers providing the Financing and (F) executing and delivering any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including allowing for a certificate of the chief financial officer of the Company with respect to solvency or other matters; provided, that none of the letters, agreements, registration statements, documents and certificates referenced in the immediately preceding clause (F) shall be executed and delivered except in connection with the Closing (and the effectiveness thereof shall be conditioned upon the occurrence of the Closing) and shall impose no personal liability on the officers or employees involved. Parent and Merger Sub recognize and agree that the Company cannot "require" its accountants, attorneys or officers to provide or execute any documents and any failure by such accountants, attorneys or the Company's chief financial officer to provide such consents or opinions does not affect the obligations of Parent and Merger Sub hereunder.

     (ii) Parent shall (A) use its reasonable best efforts to comply with all of its covenants, agreements, representations and warranties contained in any of the Debt Commitment Letters, (B) not take any action specifically prohibited pursuant to the terms of the Debt Commitment Letters or agree to amend such letters in a manner adverse to the Company and (C) if any of the Debt Commitment Letters expire or are terminated prior to the Closing, use its reasonable best efforts to promptly arrange for alternative debt financing (upon the exact terms and subject to the exact conditions contained in the Debt Commitment Letters) so that the condition set forth in Section 6.2(e) may be satisfied.

     Section 5.6 Resignations. To the extent requested by Parent in writing at least five Business Days prior to the Closing Date, on the Closing Date, the Company shall cause to be delivered to Parent duly signed resignations, effective immediately after the Closing, of the directors of the Company Subsidiaries designated by Parent and shall take such other action as is necessary to accomplish the foregoing.

     Section 5.7 Indemnification.

     (a) Obligations Assumed by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, and provide advancement of expenses to, all current and former directors and officers of the Company and the Company Subsidiaries (in all of their capacities) (i) to the same extent such persons have the right to be indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or a Company Subsidiary pursuant to the Company's or such Company Subsidiary's Charter Documents and indemnification agreements, if any, in existence on the date hereof with any current or former directors and officers of the Company and the Company Subsidiaries and (ii) without limitation to clause (i), to the fullest extent permitted by Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Without limiting the foregoing, Parent agrees that all obligations to provide indemnification (including obligations to advance funds for expenses) and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective Charter Documents, indemnification agreements or otherwise will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms and neither such obligations nor the rights to indemnification of individuals who on or prior to the Effective Time were directors or officers of the Company will be amended or otherwise modified in any manner that would adversely affect such rights, unless such modification is required by Law.

     (b) Successors and Assigns of Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this
Section 5.7.

     (c) Continuing Coverage. For six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) (the "Indemnified Parties"); provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the "Maximum Premium"); and provided further, however, that, if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium; and provided further, however, that, if the Company in its sole discretion elects, by giving written notice to Parent at least 30 days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase a directors' and officers' liability insurance "tail" or "runoff" insurance program for a period of six years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be comparable to such existing coverage), provided that the premium for such "tail" or "runoff" coverage shall not exceed an amount equal to the Maximum Premium. The Company represents that the Maximum Premium is as set forth on Section 5.7(c) of the Company Disclosure Letter.

     (d) Intended Beneficiaries. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified after the Effective Time in such a manner as to adversely affect any Indemnified Party without the express written consent of such Indemnified Party. The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 5.8 Public Announcements. Parent and the Company shall consult with each other before holding any press conferences and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as, in the reasonable judgment of the relevant party, may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     Section 5.9 Stockholder Litigation. The parties to this Agreement shall cooperate and consult with one another in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle any litigation commenced against it or its directors and officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent.

     Section 5.10 Employee Benefit Matters.

     (a) Company Obligations. The Company shall adopt such amendments to the Benefit Plans or Foreign Plans of the Company as may reasonably be requested by Parent and as may be necessary to ensure that Benefit Plans and Foreign Plans of the Company cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement. (b) Parent Obligations. Parent shall and shall cause the Surviving Corporation to:

     (i) assume the terms of all Employment Agreements and Plans and honor and pay or provide the benefits required thereunder in accordance with their terms, recognizing that the consummation of the transactions contemplated hereby or Stockholder Approval, as the case may be, will constitute a "change in control" for purposes of any of the Employment Agreements and Plans that include a definition of "change in control"; and

     (ii) with respect to employees of the Company and the Company Subsidiaries as of the Effective Time (collectively, the "Company Employees") , until the first anniversary of the Effective Time, or, if earlier, until any such employee's employment is terminated, except as may be required by applicable Law, (other than those subject to collective bargaining obligations or agreements), (x) provide a level of aggregate employee benefits and compensation (excluding equity based awards and incentive compensation), taking into account all Benefit Plans and Foreign Plans and other programs sponsored or maintained by the Company and the Company Subsidiaries (other than equity based plans and incentive compensation) immediately prior to the Effective Time (including amendments thereto that are permitted or contemplated by this Agreement, including those described on Schedule 5.1(a)), that is substantially comparable in the aggregate to the aggregate employee benefits and compensation provided, with respect to service to the Company or any of the Company Subsidiaries, to Company Employees immediately prior to the Effective Time and (y) consider Company Employees for equity based award grants on the same basis that similarly situated employees of Parent are considered for such grants.

     (c) Credit for Service of Company Employees. If Company Employees are included in any benefit plan maintained by Parent or any subsidiary of Parent following the Effective Time, such Company Employees shall receive credit for service with the Company and the Company Subsidiaries and their predecessors prior to the Effective Time to the same extent and for the same purposes thereunder as such service was counted under similar Benefit Plans of the Company for all purposes (except under any defined benefit plan of Parent or any subsidiary of Parent); provided, however, that service of Company Employees subject to collective bargaining agreements or obligations shall be determined under such collective bargaining agreements or obligations. If Company Employees or their dependents are included in any medical, dental or health plan (a
"Successor Plan") other than the plan or plans in which they participated immediately prior to the Effective Time (a "Prior Plan"), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions (i) were applicable under any similar Prior Plan at the Effective Time or (ii) may not be waived by any insurance carriers of Parent or any subsidiary of Parent) and any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such Company Employee's participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan. Without limiting the generality of the foregoing, for purposes of determining severance pay and benefits under any applicable Benefit Plan of the Company covering a Company Employee at or after the Effective Time other than a Company Employee subject to collective bargaining agreements or obligations, each such Company Employee shall receive credit for service prior to the Effective Time with the Company and the Company Subsidiaries and their predecessors to the same extent and for the same purposes as such service was counted under the applicable Benefit Plan of the Company as in effect before the Effective Time, as well as for service from and after the Effective Time with Parent and the Surviving Corporation.

     (d) Rights not Conferred on Employees. Nothing in this Section 5.10, express or implied, shall confer upon any Company Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 5.10, expressed or implied, shall be construed to prevent Parent or any subsidiary of Parent (including, after the Effective Time, the Surviving Corporation) from terminating or modifying to any extent or in any respect any benefit plan that Parent or any subsidiary of Parent (including, after the Effective Time, the Surviving Corporation) may establish or maintain.

     Section 5.11 Earnings Announcement. The Company shall publicly announce, via press release (circulated in a manner consistent with past practice and made available on the Company web site), selected year-end unaudited financial information and fourth quarter financial results, each of which prepared in a manner consistent with past practice, no later than February 3, 2006.

     Section 5.12 Audited Financials. The Company shall use its reasonable best efforts to deliver to Parent, Merger Sub and their agent, including those persons engaged in raising the Financing, the Company's audited financial statements for the fiscal year ending December 31, 2005 on or before February 20, 2006 (the "Audited 2005 Financials"), and in any event shall deliver the Audited 2005 Financials to such persons on or before February 28, 2006.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  Stockholder  Approval.   The  Stockholder  Approval  shall  have  been
obtained.

     (b) No Orders or Injunctions. None of the parties hereto shall be subject to any order or injunction of any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger; provided, however, that prior to asserting this condition, each of the parties shall have used its best efforts to prevent the entry of any such order or injunction and to appeal as promptly as possible any such order or injunction that may be entered.

     (c) Antitrust Filings. The waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable foreign antitrust law or foreign investment law shall have expired or been terminated.

     (d) Competition Act (Canada). Either: (i) an advance ruling certificate pursuant to section 102 of the Competition Act (Canada) by the Commissioner of Competition (the "Commissioner") shall have been obtained; or (ii) the parties hereto shall have each filed the notice required under section 114 of the Competition Act (Canada) and the relevant waiting period shall have expired, have been terminated or have been waived or the requirement for filing the notice under section 114 shall have been waived in accordance with section
113(c) of the Competition Act (Canada) and the Commissioner or a person authorized by the Commissioner shall have advised Parent, in writing, that in effect, there are not sufficient grounds to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act.

     (e) Investment Canada Act. Parent shall have obtained a notice from the applicable Minister or Ministers under the Investment Canada Act that such Minister or Ministers are, or are deemed to be, satisfied that the investment by Parent is likely to be of net benefit to Canada.

     Section 6.2 Conditions to Obligations of Parent and Merger Sub.

     The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

     (b) Performance of Obligations of the Company. The Company shall have performed (i) in all material respects all of its obligations (other than pursuant to Section 5.1(a)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 5.1(a) at or prior to the Closing Date, expect where the failure to perform such obligations would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

     (c) Officer's Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

     (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

     (e) Commitment Letters. Parent or Merger Sub shall have received the proceeds of the Financing described in the Debt Commitment Letters.

     Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not prevent or materially delay consummation of the Merger.

     (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed (i) in all material respects all obligations (other than pursuant to Section 5.1(b)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 5.1(b) at or prior to the Closing Date, except where the failure to perform such obligations, individually or in the aggregate, would not prevent or materially delay consummation of the Merger.

     (c) Officer's Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

     Section 6.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub nor the Company may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                                   TERMINATION

     Section 7.1 Termination.

     (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by mutual written consent of Parent, Merger Sub and the Company.

     (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by written notice of either Parent or the Company:

     (i) if the Merger has not been consummated by April 18, 2006, or such later date, if any, as Parent and the Company agree upon in writing (as such date may be extended, the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time;

     (ii) if the Stockholders Meeting (including any adjournment or postponement
thereof)  has  concluded,   the  Company's   stockholders  have  voted  and  the
Stockholder Approval was not obtained; or

     (iii) if any Governmental Entity of competent jurisdiction issues an order or injunction that permanently prohibits the Merger and such order or injunction has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose breach of any provision of this Agreement results in or causes such order or injunction or who has not used its best efforts to prevent the entry of such order or injunction or to appeal or lift such order or injunction.

     (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval, by written notice of Parent:

          (i) if the Company (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of both (A) and
(B), such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof specifically referencing this Section 7.1(c)(i) or (2) is incapable of being cured by the Company by the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 7.1(c)(i) if Parent is then in material breach of any of its covenants or agreements contained within this Agreement; or

          (ii) if the Board of Directors of the Company or any committee thereof has made an Adverse Recommendation Change, whether or not permitted by this Agreement.

     (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time by written notice of the Company:

          (i) whether before or after Stockholder Approval, if either Parent or Merger Sub (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 30 days after receipt of written notice thereof specifically referencing this Section 7.1(d)(i) or (2) is incapable of being cured by Parent by the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 7.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained within this Agreement; or

          (ii) prior to receipt of Stockholder Approval, if prior to the receipt of Stockholder Approval the Board of Directors of the Company has made an Adverse Recommendation Change in accordance with the provisions of Section 5.2(c); provided, however, that the Company's right to terminate this Agreement under this Section 7.1(d)(ii) shall not be available if the Company is then in material breach of Section 5.2; and provided, further, that the Company shall not terminate this Agreement pursuant to this Section 7.1(d)(ii), and any purported termination pursuant to this Section 7.1(d)(ii) shall be void and of no force and effect, unless concurrently with such termination pursuant to this
Section 7.1(d)(ii) the Company pays to Parent the Expenses and the Termination Fee pursuant to Section 7.3.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of the Confidentiality Agreement, this Section 7.2, Section 7.3 and
Article VIII, which provisions shall survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of this Agreement.

     Section 7.3 Expenses.

     (a) Expenses. Except as provided in this Section 7.3, all Expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated. For the purposes of this Agreement, "Expenses" shall include all out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Stockholder Approval, financing and all other matters related to the closing of the Merger. In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(ii), by Parent pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii), or by the Company pursuant to Section 7.1(d)(ii) then the Company shall promptly reimburse Parent and Merger Sub for their Expenses, up to an aggregate amount of $5,000,000.

     (b)  Termination  Fee Payable By Company.  In the event that this Agreement
(i) is terminated pursuant to Section 7.1(c)(ii), (ii) is terminated pursuant to
Section  7.1(d)(ii),  or (iii) is  terminated  pursuant  to  Section  7.1(b)(i),
Section 7.1(b)(ii) or Section 7.1(c)(i), and prior to such termination referenced in this Section 7.3(b)(iii), a Takeover Proposal shall have been made known to the Company or publicly announced and within 12 months following such termination the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to, or consummates, any Takeover Proposal, then the Company shall (1) in the case of termination pursuant to clause (i) of this Section 7.3(b), promptly, but in no event later than two Business Days after the date of such termination, (2) in the case of termination pursuant to clause (ii) of this Section 7.3(b), at or prior to the time of, and as a pre-condition to the effectiveness of, such termination, or (3) in the case of termination pursuant to clause (iii) of this Section 7.3(b), upon the earlier to occur of the execution of such definitive agreement or such consummation, pay Parent a non-refundable fee equal to $27,000,000 (the "Termination Fee") and, if not previously paid, the Expenses pursuant to Section 7.3(a), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent.

     (c) The Company (and any successor thereto) shall indemnify and hold harmless Parent and each of its subsidiaries for all loss, cost, damage or expense arising from any failure or delay of the Company to promptly pay either the Termination Fee or the Expenses as and when due under this Section 7.3, including the cost of enforcement of its rights under this Section 7.3 (including the fees and expenses of counsel and all other professional advisers), in addition to the amount of any Expenses or Termination Fee, together with interest on the amount of the Expenses or Termination Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed by telephone) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

         if to the Company, to:

                  Linens 'n Things, Inc.
                  6 Brighton Road
                  Clifton, NJ 07015
                  Attention: Norman Axelrod
                             Chairman and Chief Executive Officer
                  Facsimile: (973) 778-0822
                  Telephone: (973) 614-2001

          with a copy to:

                  Pitney Hardin LLP
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Warren J. Casey, Esq.
                  Facsimile:  (973) 966-1015

               if to Parent or Merger Sub, to:

                  Apollo Management, L.P.
                  10250 Constellation Boulevard
                  Suite 2900
                  Los Angeles, CA  90067
                  Telecopy No.: (310) 843-1950
                  Attention: Michael D. Weiner

                  National Realty & Development Corp.
                  3 Manhattanville Road
                  Purchase, NY  10577
                  Telecopy No.: (914) 694-5448
                  Attention: Robert C. Baker

                  Silver Point Capital, L.P.
                  2 Greenwich Plaza
                  1st Floor
                  Greenwich, CT  06830
                  Telecopy No.: (203) 542-4137
                  Attention: Fred Fogel
               with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attention: Robert G. Robison, Esq.
                  Facsimile: 212-309-6001


     Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. For purposes of this Agreement:

     (a) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

     (b) "knowledge" of any person that is not a natural person means the actual knowledge of the individuals set forth on Section 8.3 of the Company Disclosure Letter;

     (c) "Law" means any foreign, federal, state, provincial or local civil or criminal law, statute, code, ordinance, regulation, legally binding rule or other legally enforceable obligation imposed by a court or other Governmental Entity;

     (d) "Leases" means all leases of real property leased by the Company or any of its subsidiaries;

     (e) "Liens" means all pledges, claims, liens, options, charges, mortgages, easements, restrictions, covenants, conditions of record, encroachments, possessory rights, options, title and survey matters, encumbrances and security interests of any kind or nature whatsoever;

     (f) "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is or would be materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of the Company and its subsidiaries taken as a whole, other than any changes, effects, events, occurrences or state of facts relating to or resulting from (i) changes in general economic, financial or securities market conditions in the United States or elsewhere, (ii) general changes or developments in the industry in which the Company and its subsidiaries operate, (iii) the announcement of this Agreement and the transactions contemplated hereby, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by this Agreement, (v) the effect of incurring and paying expenses to the Company Financial Advisor and other advisors to the
Company  in  connection  with   negotiating,   entering  into,   performing  and
consummating the transactions contemplated by this Agreement, (vi) changes in applicable Laws or the interpretation thereof after the date hereof, (vii) changes in GAAP or the interpretation thereof after the date hereof and (viii) any outbreak of major hostilities in which the United States is involved or any act of insurrection, sabotage or terrorism within the United States or directed against its facilities or citizens wherever located; provided in the case of the immediately preceding clauses (i), (ii) and (viii) that such changes do not affect the Company or the Company Subsidiaries disproportionately relative to other companies operating in the same economies or industries.

     (g) "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the relevant party or any subsidiary of it and for which the relevant party or a subsidiary of it has established adequate reserves, (ii) Liens for Taxes that are not due and payable or that may thereafter be paid without interest or penalty, (iii) Liens that are reflected as liabilities on the balance sheet of the relevant party and its consolidated subsidiaries as of the end of the second quarter of fiscal 2005 contained in its SEC Reports or the existence of which is referred to in the notes to such balance sheet and (iv) Liens that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the value or the continued use and operation of the assets to which they relate;

     (h) "person" means an individual, corporation, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including its permitted successors and assigns);

     (i) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person; and

     (j) "Taxes" includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding, escheat or abandoned property and other taxes, duties, charges, fees, levies or other assessments imposed by any Taxing Authority, including any interest, penalties or additions with respect thereto; (ii) "Tax Return" means any return, report, statement or information required to be filed with any Taxing Authority with respect to Taxes; and (iii) "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

     Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments relating to the Merger referred to herein) and the Confidentiality Agreement, taken together with the Company Disclosure Letter and Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 8.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of this
Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

     Section 8.8 Consent to Jurisdiction; Waiver of Jury Trial.

     (a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or the Delaware Court of Chancery in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Delaware or the Delaware Court of Chancery.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,
(C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8(b).

     Section 8.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or the Delaware Court of Chancery, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.10 Amendment. This Agreement may be amended by the parties at any time before or after the Stockholder Approval or adoption of this Agreement by Parent as sole stockholder of Merger Sub; provided, however, that, after such approvals, there is not to be made any amendment that by Law or stock exchange regulation requires further approval by the stockholders of the Company or the stockholders of Parent, as applicable, without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 8.11 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.10, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.





                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.




                                    LAUNDRY HOLDING CO.


                                    By: /s/ Andrew S. Jhawar
                                       -----------------------------------------
                                    Name:   Andrew S. Jhawar
                                    Title:  Vice President


                                    LAUNDRY MERGER SUB CO.


                                    By: /s/ Andrew S. Jhawar
                                       -----------------------------------------
                                    Name:   Andrew S. Jhawar
                                    Title:  Vice President


                                    LINENS 'N THINGS, INC.


                                    By: /s/ Norman Axelrod
                                       -----------------------------------------
                                    Name:   Norman Axelrod
                                    Title:  Chairman and Chief Executive Officer

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AGREEMENT AND PLAN OF MERGER..................................................1
ARTICLE I THE MERGER..........................................................1
      Section 1.1   The Merger................................................1
      Section 1.2   Closing...................................................1
      Section 1.3   Effective Time............................................2
      Section 1.4   Effects of the Merger.....................................2
      Section 1.5   Certificate of Incorporation and By-laws..................2
      Section 1.6   Directors and Officers....................................2

                                   ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.........2
 Section 2.1  Effect on Capital Stock.........................................2
 Section 2.2  Treatment of Options and Other Equity Awards....................3
 Section 2.3  Adjustment of Merger Consideration..............................4
 Section 2.4  Dissenting Shares...............................................4
 Section 2.5  Payment and Exchange of Certificates............................5

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................7
 Section 3.1  Organization, Standing and Corporate Power......................7
 Section 3.2  Subsidiaries....................................................7
 Section 3.3  Capital Structure...............................................7
 Section 3.4  Authority.......................................................9
 Section 3.5  Non-Contravention; Consents and Approvals.......................9
 Section 3.6  SEC Reports and Financial Statements; Comparable Net Sales.....10
 Section 3.7  No Undisclosed Liabilities.....................................11
 Section 3.8  Material Contracts.............................................11
 Section 3.9  Compliance with Applicable Laws................................12
 Section 3.10 Employment Agreements and Benefit Plans........................13
 Section 3.11 Taxes..........................................................15
 Section 3.12 Environmental Matters..........................................16
 Section 3.13 Labor Matters..................................................18
 Section 3.14 Intellectual Property..........................................19
 Section 3.15 Absence of Certain Changes or Events...........................20
 Section 3.16 Voting Requirements............................................21
 Section 3.17 State Takeover Statutes........................................21
 Section 3.18 Opinion of Financial Advisor...................................21
 Section 3.19 Brokers........................................................22
 Section 3.20 Absence of Litigation..........................................22
 Section 3.21 Suppliers and Vendors..........................................22
 Section 3.22 Proxy Statement................................................22
 Section 3.23 Insurance......................................................23
 Section 3.24 Real Property..................................................23
 Section 3.25 Assets.........................................................24
 Section 3.26 Affiliate Transactions.........................................24
 Section 3.27 No Other Representations or Warranties.........................25

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................25
 Section 4.1  Organization and Standing......................................25
 Section 4.2  Authority......................................................25
 Section 4.3  Non-Contravention; Consents and Approvals......................26
 Section 4.4  Financing......................................................26
 Section 4.5  Information Supplied...........................................27
 Section 4.6  Brokers........................................................27
 Section 4.7  Merger Sub.....................................................27
 Section 4.8  Company Stock..................................................27

                                    ARTICLE V

COVENANTS OF THE PARTIES.....................................................28
 Section 5.1  Conduct of Business............................................28
 Section 5.2  No Solicitation by the Company.................................31
 Section 5.3  Preparation of Proxy Statement; Stockholders Meeting...........34
 Section 5.4  Access to Information; Confidentiality.........................35
 Section 5.5  Reasonable Best Efforts........................................35
 Section 5.6  Resignations...................................................38
 Section 5.7  Indemnification................................................38
 Section 5.8  Public Announcements...........................................39
 Section 5.9  Stockholder Litigation.........................................39
 Section 5.10 Employee Benefit Matters.......................................40
 Section 5.11 Earnings Announcement..........................................41
 Section 5.12 Audited Financials.............................................41

                                   ARTICLE VI

CONDITIONS PRECEDENT 42
 Section 6.1  Conditions to Each Party's Obligation to Effect the Merger.....42
 Section 6.2  Conditions to Obligations of Parent and Merger Sub.............42
 Section 6.3  Conditions to Obligations of the Company.......................43
 Section 6.4  Frustration of Closing Conditions..............................43

                                   ARTICLE VII

TERMINATION 44
 Section 7.1  Termination....................................................44
 Section 7.2  Effect of Termination..........................................45
 Section 7.3  Expenses.......................................................45

                                  ARTICLE VIII

GENERAL PROVISIONS 46
 Section 8.1  Nonsurvival of Representations and Warranties..................46
 Section 8.2  Notices........................................................46
 Section 8.3  Interpretation.................................................48
 Section 8.4  Counterparts...................................................50
 Section 8.5  Entire Agreement; No Third-Party Beneficiaries.................50
 Section 8.6  Governing Law..................................................50
 Section 8.7  Assignment.....................................................50
 Section 8.8  Consent to Jurisdiction; Waiver of Jury Trial..................50
 Section 8.9  Specific Enforcement...........................................51
 Section 8.10 Amendment......................................................51
 Section 8.11 Extension; Waiver..............................................51
 Section 8.12 Severability...................................................51

v) TABLE OF CONTENTS vi) (continued) vii) Page


1-NY/1969074.4                                          -2-

viii)

1-NY/1969074.4                                          -i-

                             TABLE OF DEFINED TERMS
Term                                                                        Page
----                                                                        ----

ABL Letter...................................................................27
Action.......................................................................22
Adverse Recommendation Change................................................32
affiliate....................................................................48
Agreement.....................................................................1
Antitrust Division...........................................................36
Antitrust Filings............................................................36
Audited 2005 Financials......................................................41
Bear.........................................................................27
Bear Lending.................................................................27
Benefit Plans................................................................13
Bridge Letter................................................................27
Budget.......................................................................30
Business Day..................................................................2
Certificate...................................................................5
Certificate of Merger.........................................................2
Charter Documents.............................................................9
Closing.......................................................................1
Closing Date..................................................................2
Commissioner.................................................................42
Commitment Letters...........................................................27
Company.......................................................................1
Company Common Stock..........................................................3
Company Disclosure Letter.....................................................7
Company Employees............................................................40
Company Entities..............................................................7
Company Financial Advisor....................................................21
Company Intellectual Property................................................19
Company Preferred Stock.......................................................7
Company Recommendation.......................................................32
Company Representatives......................................................31
Company Subsidiaries..........................................................7
Competition Act (Canada).....................................................10
Confidentiality Agreement....................................................35
Debt Commitment Letters......................................................27
DGCL..........................................................................1
Dissenting Shares.............................................................4
Effective Time................................................................2
Employment Agreements........................................................13
Employment Agreements and Plans..............................................13
Environment..................................................................17
Environmental Claim..........................................................17

Environmental Condition......................................................18
Environmental Laws...........................................................17
Environmental Permit.........................................................18
Equity Commitment Letters....................................................27
ERISA........................................................................13
ERISA Affiliate..............................................................15
Exchange Act.................................................................10
Excluded Shares...............................................................3
Expenses.....................................................................45
Financing....................................................................27
Foreign Plan.................................................................13
FTC..........................................................................35
GAAP.........................................................................10
Governmental Entity...........................................................9
Hazardous Substance..........................................................18
HSR Act......................................................................10
HSR Filing...................................................................36
Indemnified Parties..........................................................39
Intellectual Property........................................................19
Interim Period...............................................................28
Investment Canada Act........................................................10
knowledge....................................................................48
Law..........................................................................48
Leases.......................................................................48
Liabilities..................................................................11
Liens........................................................................49
Material Adverse Effect......................................................49
Material Contract............................................................11
Maximum Premium..............................................................39
Merger........................................................................1
Merger Sub....................................................................1
Most Recent Balance Sheet....................................................11
Multiemployer Plan...........................................................13
Notice of Superior Proposal..................................................33
Option........................................................................3
Outside Date.................................................................44
Owned Real Property..........................................................23
Parent........................................................................1
Parent Disclosure Letter.....................................................25
Parent Entities..............................................................26
Parent Subsidiaries..........................................................26
Paying Agent..................................................................5
PCBs.........................................................................18
Per Share Merger Consideration................................................3
Permit.......................................................................12
Permitted Liens..............................................................49
person.......................................................................49
Prior Plan...................................................................40
Proxy Statement..............................................................10
Release......................................................................18
Restricted Stock..............................................................3
Sarbanes-Oxley Act...........................................................12
SEC..........................................................................10
SEC Reports..................................................................10
Securities Act...............................................................10
Shares........................................................................3
Spin-Off Date................................................................16
Stock Plans...................................................................3
Stock Unit....................................................................3
Stockholder Approval.........................................................21
Stockholders Meeting.........................................................34
subsidiary...................................................................49
Successor Plan...............................................................40
Superior Proposal............................................................32
Surviving Corporation.........................................................1
Takeover Proposal............................................................32
Takeover Statute.............................................................21
Tax Reserve..................................................................15
Tax Return...................................................................50
Taxes........................................................................50
Taxing Authority.............................................................50
Termination Fee..............................................................46
UBS Loan.....................................................................27
UBS Securities...............................................................27